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                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT
                                     TO THE
                              BOWATER INCORPORATED
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                             AS AMENDED AND RESTATED
                                FEBRUARY 26, 1999

         WHEREAS, Bowater Incorporated, a Delaware corporation (the "Corporation"), established the Bowater Incorporated Retirement Plan for Outside Directors (the "Plan"); and

         WHEREAS, the Executive Committee of the Board of Directors of the Corporation desires to amend and restate Section 2.02 of the Plan;

         NOW, THEREFORE, Section 2.02 of the Plan is hereby amended and restated, effective June 9, 2000, as follows:

         "2.02 Change in Control. Any Participating Director who was a Director immediately prior to a Change in Control of the Company who is removed from or not renominated to his directorship following such Change in Control shall (a) not be required to meet the service requirement imposed by Section 2.01, (b) be eligible to retire early pursuant to Section 3.01 without the consent of the Company and without regard to his attained age at the time of such retirement, and (c) be entitled to a benefit calculated under Section 4.01 or 4.02, whichever is applicable, as described in the next sentence (but only in the event of a Change in Control). For purposes of this calculation, years of Service in Continuous Service shall be deemed to be ten (10) and Final Average Earnings shall be based on Earnings that include (i) the amount of the annual retainer in effect for the calendar year in which the Change in Control occurs, plus (ii) all fees for attendance at Board meetings and committee meetings recorded on the quarterly statements of Board compensation for the four full calendar quarters immediately preceding the date of the Change in Control."

         IN WITNESS WHEREOF, Bowater Incorporated has caused this First Amendment to be executed by a duly authorized member of the Executive Committee of the Board of Directors as of this 9th day of June, 2000.

                                            BOWATER INCORPORATED

                                            Executive Committee of the Board
                                            of Directors

                                            By:      /s/ Arnold M. Nemirow
                                                     ---------------------------
                                                     Arnold M. Nemirow


                                            Date Signed:   September 13, 2000
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